Exhibit 23.2

                          CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Initial Acquisition Corp. of our report dated April 19, 1996 relating to the financial statements of Hollis-Eden, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



     /s/ Price Waterhouse LLP

     PRICE WATERHOUSE LLP

     Portland, Oregon
     December 18, 1996